UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2012

EDGEN GROUP INC.
EM HOLDINGS LLC
(Exact names of registrants as specified in their charters)

Commission File Number	State of Incorporation	IRS Employer Identification No.
001-35513	Delaware	38-3860801
033-10003	Delaware	80-0800485

18444 Highland Road
Baton Rouge, Louisiana 70809
(225) 756-9868
(Registrants’ address of principal executive offices and telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Due to an inadvertent printer error, on October 15, 2012, Edgen Group Inc. and EM Holdings LLC (together, the "Registrants") filed an incorrect Form 8-K and Exhibit 99.1. Specifically, the October 15, 2012 Form 8-K and Exhibit 99.1 was the same Form 8-K and Exhibit 99.1 the Registrants filed on October 5, 2012. This report is being filed to correct that error. The October 15, 2012 Form 8-K should have read as follows, and Exhibit 99.1 attached to the October 15, 2012 Form 8-K should have been that which is attached hereto as Exhibit 99.1.

ITEM 8.01 Other Events.

On October 15, 2012, Edgen Group Inc. issued a press release announcing the early tender results of the previously announced cash tender offer and consent solicitation for any and all of Edgen Murray Corporation’s $465,000,000 aggregate principal amount 12 ¼% Senior Secured Notes due 2015 (CUSIP Nos. 280148 AC1 and 280148 AA5).  Edgen Murray Corporation is an indirect subsidiary of Edgen Group Inc.  Edgen Group Inc. also announced Edgen Murray Corporation’s intention to redeem any notes that are not tendered in the cash tender offer.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release, dated October 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN GROUP INC. EM HOLDINGS LLC

Date: October 16, 2012	By:	/s/ David L. Laxton, III
David L. Laxton, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated October 15, 2012.